UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________________________________________________________

Date of Report (Date of earliest event reported): October 17, 2017

Digital Power Corporation

(Exact Name of Registrant as Specified in Charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA	94538-3158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2017, Digital Power Corporation (“Digital”) and Microphase Corporation (“Microphase”), Digital’s majority controlled subsidiary, entered into an Agreement for the Purchase and Sale of Future Receipts with TVT Capital LLC pursuant to which Digital and Microphase collectively sold in the aggregate $834,000 in Future Receipts of Digital and Microphase for $600,000. Under the terms of the agreement, Digital and Microphase will be obligated to pay $20,850 in the aggregate on a weekly basis until the purchase price of $834,000 has been paid in full. The payment of $20,850 was computed by multiplying five times the initial daily amount of $4,170 which represents the product of Digital’s and Microphase’s average monthly sales times 15% divided by the average business days in a calendar month. The term Future Receipts means cash, check, ACH, credit card, debit card, bank card, charged card or other form of monetary payment. In connection with entering into the agreement, Digital and Microphase collectively paid a $30,000 origination fee. In addition, the purchase price of $834,000 has been personally guaranteed by Milton Ault, III, Digital’s Executive Chairman.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement for the Purchase and Sale of Future Receipts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGITAL POWER CORPORATION

Date: October 23, 2017	By:	/s/ Amos Kohn
Amos Kohn
Chief Executive Officer